Exhibit 10.16
AMENDMENT NO. 2 TO EMPLOYMENT AGREEMENT
THIS AMENDMENT No. 2 (“Amendment No.2”) is made effective as of March 18, 2024 (the “Amendment No.2 Effective Date”) by and between Sera Prognostics, Inc., a Delaware corporation having an address at 2749 East Parleys Way, Suite 200, Salt Lake City, UT 84109 (“Company”) and Benjamin Jackson, (“Employee”), each a “Party” and collectively the “Parties.”
BACKGROUND
WHEREAS Employee and Company are parties to that certain Employment Agreement effective April 13, 2021 (the “Agreement”);
WHEREAS Employee and Company previously amended the Agreement effective May 20, 2021 (“Amendment No.1”); and
WHEREAS the Parties now desire to amend the Agreement as set forth below.
AGREEMENT
NOW, THEREFORE, in consideration of the premises and mutual covenants and agreements contained herein, and for good and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound hereby, do hereby agree as follows:
1.Definition Interpretation: All capitalized terms used in this Amendment No.2 shall have the meaning given to such terms in the Agreement, unless otherwise specifically defined in this Amendment No.2. Except as explicitly amended by this Amendment No.2, all other terms and conditions of the Agreement shall remain in full force and effect.
2.Section 2(b) of the Agreement is hereby deleted in its entirety and replaced with the following:
(b)    Equity Grant(s) and Bonuses. Subject to Board of Directors approval, the Employee shall be granted as soon as practicable on or after the Effective Date an option to purchase 404,000 shares of the Company’s common stock (the “Initial Award”) (which award shall be issued as an incentive stock option to the maximum extent allowed under Section 422 of the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder (the “Code”)) pursuant to the Company’s then-current Employee, Director and Consultant Equity Incentive Plan (the “Plan”). The Initial Award shall vest as to twenty-five percent (25%) of the shares subject thereto one (1) year from the Effective Date (“Vesting Start Date”), and shall vest with respect to the remaining shares subject thereto in equal monthly installments over an additional thirty-six (36) months thereafter commencing on the first day of the month following the Vesting Start Date, subject to continued employment by the Company. In addition, the Initial Award shall accelerate with respect to thirty-seven and one-half percent (37.5%) of the outstanding unvested shares at that time then subject thereto upon a Change of Control (as defined in the Plan) pursuant to which the Initial Award is terminated pursuant to Section 24(b)(ii) of the Plan or cashed out pursuant to Section 24(b)(iii) of the Plan. The Employee shall be eligible, after the Effective Date, to receive (i) additional stock options and other Company equity awards pursuant to the Plan, and (ii) additional bonus compensation, as determined by the Board, in its sole discretion; it being the intention of the Board to maintain Employee’s aggregate compensation at levels appropriate and customary to those of companies similar in industry, stage and circumstances to that of the Company. Notwithstanding the foregoing, in the event that the Employee’s employment with the Company is terminated by the Company without Cause (as defined in Section 5(a)(iii) below) or by the Employee for Good Reason (as defined in Section 5(b)(ii) below), then the vesting of all equity held by the Employee at the time of the termination shall accelerate (i) with respect to thirty-seven and one-half percent (37.5%) of the unvested shares subject thereto, or (ii) if such termination occurs within 30 days prior to or within 12 months after a Change of Control (as defined in the Plan), with respect to one hundred percent (100%) of the unvested shares subject thereto. You will be eligible to participate in the Company’s Annual Incentive Plan, which currently provides for a bonus target of 35% of your base salary, prorated for time of service, and with respect to the calendar year ending December 31, 2021, payment will be contingent based on achievements mutually agreed by you and your supervisor.
3.The Parties agree and acknowledge that the Initial Award provided for in Section 2(b), both in the original Agreement and as amended herein, was granted on May 3, 2021, and that, as of the Amendment No.2 Effective Date, the Initial Award no longer is due under the Agreement, as previously amended and as amended herein.
4.Section 4(c) of the Agreement is hereby deleted in its entirety and replaced with the following:
(c)    Effect of Termination. In the event the Employee’s employment is terminated, all obligations of the Company and the Employee under this Agreement shall cease, except that the accelerated vesting of equity set forth in Section 2(b) and the terms of Section 6 through Section 9 shall survive such termination. Upon such termination, the Employee or the Employee’s representative or estate shall be entitled to receive the applicable compensation, benefits and reimbursements set forth in Section 5. The Employee acknowledges that, upon termination of the Employee’s employment, the Employee is entitled to no other compensation, severance or other benefits other than those specifically set forth in Section 5.
[Signatures on Following Page]

IN WITNESS WHEREOF, the Parties have executed or caused this Amendment to be executed in their names as their official acts.

SERA PROGNOSTICS, INC.

By: /s/ Zhenya Lindgardt
    Zhenya Lindgardt
    President & CEO

Date: 3/15/2024

EMPLOYEE

By: /s/ Benjamin Jackson
    Name: Benjamin Jackson
    Title: General Counsel

Date: 3/15/2024